Entergy
639 Loyola Avenue
New Orleans, LA 70113

Date:	August 2, 2017

For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Second Quarter Earnings

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported second quarter 2017 earnings per share of $2.27 on an as-reported basis and $3.11 on an operational basis (non-GAAP), which excludes the effects of special items. Results included an income tax item which reduced income tax expense and increased earnings.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Second Quarter 2017 (See Appendix A description of special items and Appendix C for reconciliation of GAAP to non-GAAP measures)
(Per share in $)
	Consolidated	Utility	Parent & Other	EWC
Segment contribution to as-reported	2.27	1.35	(0.32)	1.24
Less special items	(0.84)	—	—	(0.84)
Operational (non-GAAP)	3.11	1.35	(0.32)	2.08

Estimated weather in billed sales	(0.09)	(0.09)
Income tax item	2.07	—		2.07

Utility, Parent & Other adjusted (non-GAAP)		1.12

Table of Contents Page
News Release
Appendices8
A: Consolidated Results and Special Items9
B: Variance Analysis12
C: Utility Financial and Operating Measures14
D: EWC Financial and Operating Measures16
E: Consolidated Financial Measures17
F: Definitions, Abbreviations and Acronyms18
G: GAAP to Non-GAAP Reconciliations22
Financial Statements25

“We had another productive quarter executing our strategy to deliver steady, predictable earnings growth at our core utility business, which supports our long-term dividend growth aspiration,” said Entergy Chairman and Chief Executive Officer Leo Denault. “2017 is on pace to be another year with significant accomplishments on multiple fronts, which continue to position us to deliver on our outlooks. We are affirming our full-year Utility, Parent & Other adjusted earnings guidance.”

Business highlights included the following:

•
Entergy shifted its consolidated operational earnings guidance range upward by $2.05 per share to $6.80 to $7.40, to take into account a tax item recorded in the quarter. The company affirmed its Utility, Parent & Other adjusted earnings guidance.

•	The LPSC approved ELL’s application to construct Lake Charles Power Station and the PUCT approved ETI’s application to construct Montgomery County Power Station.

•	The Mississippi and Louisiana commissions approved AMI deployment plans for their jurisdictions.

•	EAI and ELL made their annual FRP filings.

•	For the second consecutive year, Entergy Corporation was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the nation.

Consolidated Results

Consolidated Earnings (GAAP and Non-GAAP Measures)
Second Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	Second Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
(After-tax, $ in millions)
As-reported earnings	409.9	567.3	(157.4)	492.5	797.3	(304.8)
Less special items	(151.3)	9.6	(160.9)	(246.4)	(3.3)	(243.1)
Operational earnings (non-GAAP)	561.2	557.7	3.5	738.9	800.6	(61.7)
Estimated weather in billed sales	(15.9)	(16.3)	0.4	(45.1)	(41.8)	(3.3)

(After-tax, per share in $)
As-reported earnings	2.27	3.16	(0.89)	2.74	4.45	(1.71)
Less special items	(0.84)	0.05	(0.89)	(1.37)	(0.02)	(1.35)
Operational earnings (non-GAAP)	3.11	3.11	—	4.11	4.47	(0.36)
Estimated weather in billed sales	(0.09)	(0.09)	—	(0.25)	(0.23)	(0.02)

Calculations may differ due to rounding

For second quarter 2017, the company reported earnings of $410 million, or $2.27 per share, on an as-reported basis and $561 million, or $3.11 per share, on an operational basis. This compared to second quarter 2016 earnings of $567 million, or $3.16 per share, on an as-reported basis and $558 million, or $3.11 per share, on an operational basis. Current and prior period results were both favorably impacted by income tax items of a similar magnitude in each period. Summary discussions by business are below.

Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B.

Utility, Parent & Other Results

For second quarter 2017, the Utility business earned net income attributable to Entergy Corporation of $243 million, or $1.35 per share, compared to $376 million, or $2.09 per share, in second quarter 2016. The prior period results included income tax items which reduced income tax expense and increased EPS by 68 cents, net of a reserve of approximately 6 cents for guaranteed customer sharing. Other drivers for the current quarter results included higher net revenue and other income as well as higher non-fuel O&M.

Net revenue increased quarter-over-quarter, driven by new base rate actions to recover investments that benefit customers. While billed retail sales volume increased 4 percent in the quarter, the net revenue effect was more than offset by a decline in unbilled revenue. On a weather-adjusted basis, growth in residential and commercial billed sales was 3.4 percent and 1.6 percent, respectively. Industrial sales volume increased more than 6 percent with higher sales to both new and expansion customers as well as existing customers. Increases from new and expansion customers were driven by the primary metals and chlor-alkali segments. Increases from existing customers were also driven by the chlor-alkali segment as well as transportation.

Utility non-fuel O&M increased quarter-over-quarter. The primary driver was higher spending on nuclear operations. In addition, other income increased period-over-period due to higher AFUDC and realized earnings on decommissioning trust funds.

Parent & Other recognized a loss of $(57) million, or $(0.32) per share, for the second quarter 2017, compared to a loss of $(59) million, or $(0.32) per share, for second quarter 2016. There were no individually significant quarter-over-quarter drivers.

On a combined basis, Utility, Parent & Other (non-GAAP) contributed $1.03 to second quarter 2017 consolidated EPS and $1.77 to second quarter 2016 EPS. On an adjusted basis, normalizing for the effects of weather and income taxes, Utility, Parent & Other (non-GAAP) contributed $1.12 per share in second quarter 2017 to consolidated EPS, compared to $1.18 in second quarter 2016.

Appendix C contains additional details on Utility financial and operating measures, including a schedule of non-GAAP Utility, Parent & Other adjusted earnings and EPS.

Entergy Wholesale Commodities Results

For second quarter 2017, EWC earned net income attributable to Entergy Corporation of $223 million, or $1.24 per share, compared to $250 million, or $1.39 per share, for second quarter 2016. On an operational basis, EWC earned $375 million, or $2.08 per share, in second quarter 2017, compared to $241 million, or $1.34 per share, in second quarter 2016. Results in both periods included income tax items which increased EPS $2.07 in second quarter 2017 and $1.33 in second quarter 2016.

The decrease in EWC’s as-reported earnings reflected impairments and other items recorded as a result of strategic decisions for the wholesale business. Impairments were for refueling outage costs and fuel purchases as well as capital spending in the period. These were considered special items and were excluded from operational earnings. Second quarter 2016 results also reflected a reversal of expenses which resulted from awards for DOE spent fuel litigation, a portion of which was considered a special item.

In addition, other income increased largely from higher realized earnings on decommissioning trust funds. Higher decommissioning expense, due in part to the agreement with NYPA to transfer decommissioning liabilities and associated trusts to Entergy, partially offset the increase.

The sale of FitzPatrick at the end of first quarter 2017 affected period-over-period variances for multiple line items. In second quarter 2016, the plant contributed 9 cents to as-reported EPS and 6 cents to operational EPS.

Appendix D contains additional details on EWC financial and operating measures, including the calculation of EWC operational adjusted EBITDA (non-GAAP).

Earnings Guidance

Entergy updated its 2017 operational earnings guidance range to be $6.80 to $7.40 per share and affirmed its Utility, Parent & Other adjusted guidance range of $4.25 to $4.55 per share. The updated consolidated operational earnings guidance range was increased by $2.05 per share to reflect the tax item recorded in second quarter 2017, which was not included in the original guidance range. See webcast presentation slides for additional details.

The company has provided 2017 earnings guidance with regard to the non-GAAP measures of operational EPS and Utility, Parent & Other adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the special items that may occur during 2017. The only anticipated special items that the company can reasonably estimate at this time are those that relate to the decisions to sell or close the company’s merchant nuclear plants; these estimated costs, which are excluded from the earnings guidance, are expected to decrease as-reported EPS by approximately $2.05 per share.

Earnings Teleconference

A teleconference will be held at 9 a.m. Central Time on Wednesday, August 2, 2017, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 56948204, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through August 9, 2017, by dialing 855-859-2056, conference ID 56948204. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $10.8 billion and nearly 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Entergy has launched a new web page as part of its Investor Relations website, entitled “Regulatory and Other Information.” Entergy intends for this page to be dedicated to providing investors with key updates of regulatory proceedings and important milestones on the execution of its strategy. The company plans to use its corporate Twitter feed to notify investors of updates to this web page. While some of this information may be considered material information, investors should not rely exclusively on this new page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP financial measures in this news release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairments, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s recent decisions to shut down or sell its merchant nuclear plants. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; net revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above. Entergy reports the combination of the Utility segment with Parent & Other as Utility, Parent & Other, which is all of Entergy excluding the EWC segment, since management uses this combination in making decisions about its ongoing business in light of its decision to exit the merchant power business. Entergy also reports Utility, Parent & Other adjusted earnings, which combines the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. In addition to reporting earnings per share on a consolidated basis, Entergy reports on a per share basis the earnings or loss of each of its segments, together with the combination of the Utility segment and Parent & Other. These per share measures represent the net income or loss of such segment or segments divided by the diluted average number of shares of common stock outstanding over the period. Entergy believes such per share measures provide useful information to investors in understanding the results of operations of those businesses and their contribution to Entergy’s consolidated results of operation.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; debt to operational adjusted EBITDA, excluding securitization debt; operational FFO to debt ratio, excluding securitization debt are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2017 earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-

looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions, during the periods covered by the forward-looking statements.

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25

Second Quarter 2017 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Variance Analysis

•	C: Utility Financial and Operating Measures

•	D: EWC Financial and Operating Measures

•	E: Consolidated Financial Measures

•	F: Definitions, Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release are:

•	Financial Statements

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of GAAP as-reported earnings to operational earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A-3 and Appendix A-4 for details on special items, including income tax effects on adjustments)

	Second Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
(After-tax, $ in millions)
Earnings
Utility	243.5	375.6	(132.1)	408.2	570.5	(162.3)
Parent & Other	(56.9)	(58.6)	1.7	(111.3)	(102.6)	(8.7)
EWC	223.3	250.3	(27.0)	195.6	329.3	(133.7)
Consolidated	409.9	567.3	(157.4)	492.5	797.3	(304.8)

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(151.3)	9.6	(160.9)	(246.4)	(3.3)	(243.1)
Consolidated	(151.3)	9.6	(160.9)	(246.4)	(3.3)	(243.1)

Operational (non-GAAP)
Utility	243.5	375.6	(132.1)	408.2	570.5	(162.3)
Parent & Other	(56.9)	(58.6)	1.7	(111.3)	(102.6)	(8.7)
EWC	374.6	240.7	133.9	442.0	332.6	109.4
Consolidated	561.2	557.7	3.5	738.9	800.6	(61.6)
Estimated weather in billed sales	(15.9)	(16.3)	0.4	(45.1)	(41.8)	(3.3)

Diluted average number of common shares outstanding (in millions)	180.2	179.5		180.0	179.2

(After-tax, per share in $) (a)
Earnings
Utility	1.35	2.09	(0.74)	2.27	3.18	(0.91)
Parent & Other	(0.32)	(0.32)	—	(0.62)	(0.57)	(0.05)
EWC	1.24	1.39	(0.15)	1.09	1.84	(0.75)
Consolidated	2.27	3.16	(0.89)	2.74	4.45	(1.71)

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(0.84)	0.05	(0.89)	(1.37)	(0.02)	(1.35)
Consolidated	(0.84)	0.05	(0.89)	(1.37)	(0.02)	(1.35)

Operational (non-GAAP)
Utility	1.35	2.09	(0.74)	2.27	3.18	(0.91)
Parent & Other	(0.32)	(0.32)	—	(0.62)	(0.57)	(0.05)
EWC	2.08	1.34	0.74	2.46	1.86	0.60
Consolidated	3.11	3.11	—	4.11	4.47	(0.36)
Estimated weather in billed sales	(0.09)	(0.09)	—	(0.25)	(0.23)	(0.02)

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding line item in the chart above by the diluted average number of shares of common outstanding over the period.

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for special items by driver.

Appendix A-2 provides the components of OCF contributed by each business.

Appendix A-2: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2017 vs. 2016
($ in millions)
	Second Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
Utility	569	690	(121)	1,127	1,149	(22)
Parent & Other	(51)	(47)	(4)	(226)	(109)	(117)
EWC	(228)	76	(304)	(81)	212	(293)
Total OCF	290	719	(429)	820	1,252	(432)

Calculations may differ due to rounding

OCF decreased quarter-over-quarter, driven in part by higher refueling outage costs at both EWC and the Utility, and the associated loss of revenue from outages at EWC. Other contributing factors included higher severance and retention costs at EWC as well as lower EWC operational net revenue and the timing of recovery of Utility fuel and purchased power.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both a net income and per share basis. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational earnings is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
Second Quarter and Year-to-Date 2017 vs. 2016
(Pre-tax except for income tax effects and total, $ in millions)
	Second Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change

EWC
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	(232.8)	(19.0)	(213.8)	(463.7)	(38.9)	(424.9)
Gain on the sale of FitzPatrick	—	—	—	16.3	—	16.3
DOE litigation awards for VY and FitzPatrick	—	33.8	(33.8)	—	33.8	(33.8)
Income tax effect on adjustments above (b)	81.5	(5.2)	86.7	156.6	1.8	154.8
Income tax benefit resulting from FitzPatrick transaction	—	—	—	44.5	—	44.5
Total EWC	(151.3)	9.6	(160.9)	(246.4)	(3.3)	(243.1)

Total special items	(151.3)	9.6	(160.9)	(246.4)	(3.3)	(243.1)

(After-tax, per share in $) (c)
EWC
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	(0.84)	(0.07)	(0.77)	(1.68)	(0.14)	(1.54)
Gain on the sale of FitzPatrick	—	—	—	0.06	—	0.06
DOE litigation awards for VY and FitzPatrick	—	0.12	(0.12)	—	0.12	(0.12)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	0.25	—	0.25
Total EWC	(0.84)	0.05	(0.89)	(1.37)	(0.02)	(1.35)

Total special items	(0.84)	0.05	(0.89)	(1.37)	(0.02)	(1.35)

Calculations may differ due to rounding

(b)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply.

(c)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of shares of common outstanding.

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Second Quarter and Year-to-Date 2017 vs. 2016
(Pre-tax except for Income taxes and Total, $ in millions)
	Second Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
EWC
Net revenue	0.5	—	0.5	91.0	—	91.0
Non-fuel O&M	(37.1)	22.7	(59.9)	(157.4)	11.2	(168.6)
Taxes other than income taxes	(2.5)	(0.9)	(1.6)	(6.6)	(1.9)	(4.6)
Asset write-off and impairments	(193.6)	(7.0)	(186.6)	(405.4)	(14.3)	(391.0)
Gain on sale of assets	—	—	—	16.3	—	16.3
Miscellaneous net (other income)	—	—	—	14.6	—	14.6
Income taxes (d)	81.5	(5.2)	86.7	201.0	1.8	199.3
Total EWC	(151.3)	9.6	(160.9)	(246.4)	(3.3)	(243.1)

Total special items (after-tax)	(151.3)	9.6	(160.9)	(246.4)	(3.3)	(243.1)

Calculations may differ due to rounding

(d)
Income taxes include the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item. The year-to-date 2017 period also includes the income tax benefit which resulted from the FitzPatrick transaction.

B: Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2017 versus 2016 as-reported and operational earnings variance analysis for Utility, Parent & Other and EWC.

Appendix B-1: As-Reported and Operational EPS Variance Analysis (e)
Second Quarter 2017 vs. 2016
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2016 earnings	2.09	2.09		(0.32)	(0.32)	1.39	1.34		3.16	3.11
Other income (deductions)-other	0.06	0.06	(f)	—	—	0.10	0.10	(g)	0.16	0.16
Non-fuel O&M	(0.10)	(0.10)	(h)	—	—	(0.08)	0.13	(i)	(0.18)	0.03
Interest exp. and other charges	0.03	0.03		(0.01)	(0.01)	—	—		0.02	0.02
Preferred dividend requirements	0.01	0.01		—	—	—	—		0.01	0.01
Income taxes - other	(0.75)	(0.75)	(j)	0.01	0.01	0.74	0.74	(k)	—	—
Asset write-offs and impairments	—	—		—	—	(0.67)	—	(l)	(0.67)	—
Taxes other than income taxes	(0.04)	(0.04)		—	—	0.02	0.03		(0.02)	(0.01)
Depreciation/ amortization exp.	(0.03)	(0.03)		—	—	(0.02)	(0.02)		(0.05)	(0.05)
Net revenue	0.09	0.09	(m)	—	—	(0.16)	(0.16)	(n)	(0.07)	(0.07)
Decommissioning expense	(0.01)	(0.01)		—	—	(0.08)	(0.08)	(o)	(0.09)	(0.09)
2017 earnings	1.35	1.35		(0.32)	(0.32)	1.24	2.08		2.27	3.11

Appendix B-2: As-Reported and Operational EPS Variance Analysis (e)
Year-to-Date 2017 vs. 2016
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2016 earnings	3.18	3.18		(0.57)	(0.57)	1.84	1.86		4.45	4.47
Other income (deductions)-other	0.09	0.09	(f)	—	—	0.21	0.16	(g)	0.30	0.25
Interest exp. and other charges	0.04	0.04		(0.01)	(0.01)	—	—		0.03	0.03
Preferred dividend requirements	0.02	0.02		—	—	—	—		0.02	0.02
Asset write-offs and impairments	—	—		—	—	(1.41)	—	(l)	(1.41)	—
Gain on sale of assets	—	—		—	—	0.06	—	(p)	0.06	—
Taxes other than income taxes	(0.06)	(0.06)	(q)	—	—	0.02	0.04		(0.04)	(0.02)
Non-fuel O&M	(0.30)	(0.30)	(h)	—	—	(0.34)	0.27	(i)	(0.64)	(0.03)
Income taxes - other	(0.79)	(0.79)	(j)	(0.04)	(0.04)	1.01	0.76	(k)	0.18	(0.07)
Depreciation/ amortization exp.	(0.09)	(0.09)	(r)	—	—	(0.01)	(0.01)		(0.10)	(0.10)
Net revenue	0.19	0.19	(m)	—	—	(0.05)	(0.38)	(n)	0.14	(0.19)
Decommissioning expense	(0.01)	(0.01)		—	—	(0.24)	(0.24)	(o)	(0.25)	(0.25)
2017 earnings	2.27	2.27		(0.62)	(0.62)	1.09	2.46		2.74	4.11

Calculations may differ due to rounding

See appendix in the webcast slide presentation for additional details on EWC line item variances.

(e)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of shares of common outstanding; income taxes - other represents income tax differences other than the tax effect of individual line items.

(f)
The current quarter and year-to-date increases reflected higher realized earnings on decommissioning trust funds (partially offset in net revenue) and higher AFUDC due to increased construction work in progress.

(g)
The current quarter and year-to-date increases reflected higher realized earnings on decommissioning trust funds. In the year-to-date period, 5 cents was from gains on the receipt of nuclear decommissioning trust funds from NYPA in January 2017 (classified as a special item and excluded from operational EPS).

(h)
The current quarter and year-to-date decreases reflected higher spending for nuclear operations and vegetation. The year-to date decrease also reflected the first quarter 2016 $18 million (pre-tax) cost deferral at EAI for previously-expensed costs related to post Fukushima and flood barrier compliance and increased compensation and benefits expense due partly to a revision to estimated incentive compensation expense in first quarter 2016. The year-to-date decrease was partly offset by lower regulatory compliance spending at ANO.

(i)
The current and year-to-date as-reported decreases reflected higher severance and retention expenses which resulted from decisions to close or sell EWC’s nuclear plants; the 2017 year-to-date period included costs associated with the agreement to sell FitzPatrick. These expenses were classified as special items. Also contributing to the decreases was a second quarter 2016 reduction in expense for litigation awards from the DOE in connection with spent nuclear fuel storage costs; a portion of the amount (12 cents) was considered a special item. Excluding special items, the current quarter and year-to-date operational increases were driven primarily by the sale of FitzPatrick. Lower refueling outage expense, due to impairments, also contributed to the operational increases.

(j)
The current quarter and year-to-date decreases were due to the second quarter 2016 reversal of a portion of the provision for uncertain tax positions totaling $136 million for positions resolved in the 2010-2011 tax audit. This was partly offset by customer sharing recorded as a regulatory charge ($16 million pre-tax, included in net revenue).

(k)
The current quarter and year-to-date increases were largely due to the net effect of income tax elections in second quarter 2017 and 2016. Both tax items resulted from internal reorganizations which, for tax purposes, allowed the company to recognize deductions for decommissioning liabilities today; those deductions created permanent tax losses. The reductions in income tax expense were $373 million in second quarter 2017 and $238 million in second quarter 2016. The year-to-date as-reported increase included a tax benefit which resulted from the re-determination of FitzPatrick’s tax basis as a result of the sale of the plant in first quarter 2017 (classified as a special item).

(l)	The current quarter and year-to-date decreases were due to the immediate expensing of refueling outage costs, nuclear fuel purchases and capital expenditures (classified as special items).

Utility As-Reported Net Revenue Variance Analysis 2017 vs. 2016 ($ EPS)
	Second Quarter	Year-to-Date
Estimated weather in billed sales	—	(0.02)
Volume/unbilled	(0.06)	(0.08)
Retail electric price	0.04	0.15
Regulatory sharing	0.06	0.06
Other	0.05	0.08
Total	0.09	0.19

(m)
The current quarter and year-to-date increases reflected EAI’s 2017 FRP, EMI’s 2016 FRP and ETI’s TCRF rate changes. Grand Gulf recovery also increased for higher operating costs. Partly offsetting was a rate decrease at ELL from exiting the system agreement (offset by changes in expense). The second quarter 2016 $16 million (pre-tax) reserve for the portion of the tax benefit dedicated to customer sharing (noted above) also contributed to the increase. While billed sales volume increased in both periods, the net revenue effect was more than offset by a decline in unbilled revenue. For the year-to-date period, the first quarter rate changes from EAI’s 2016 rate case and the Union acquisition contributed to the increase. In addition, in first quarter 2016 EAI recorded a charge to reflect the estimated impact from a FERC order on the opportunity sales case.

(n)
The current quarter decrease was driven by the absence of revenue from FitzPatrick, which was sold. In the quarter, the effects of higher prices were largely offset by lower generation from nuclear plants primarily due to an increase in outage days and lower fuel expense which resulted from impairments. The year-to-date as-reported variance reflected cost reimbursements from the buyer related to the FitzPatrick sale (classified as a special item). The year-to-date variance also reflected lower pricing for nuclear assets and lower fuel expense.

(o)
The current quarter and year-to-date decreases resulted partly from the establishment of decommissioning liabilities at Indian Point 3 in August 2016 from the agreement with NYPA to transfer decommissioning liabilities and associated trusts to Entergy. Revisions to the estimated decommissioning liabilities from the early shutdown decisions for Indian

Point and Palisades in the fourth quarter 2016 also contributed to the decreases. The year-to-date decrease also reflected establishment of the decommissioning liability at FitzPatrick (also a result of the agreement with NYPA).

(p)	The year-to-date increase was due to a gain on the sale of FitzPatrick (classified as a special item).

(q)	The year-to-date decrease was due largely to higher franchise, ad valorem and employment taxes.

(r)	The year-to-date decrease was due largely to additions to plant in service, including Union (acquired March 2016).

C: Utility Financial and Operating Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS contribution, each of which excludes the effects of special items and normalizes weather and income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2017 vs. 2016 (See Appendix A for details on special items)
	Second Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
($ in millions)
Utility earnings	243.5	375.6	(132.1)	408.2	570.5	(162.3)
Parent & Other earnings (loss)	(56.9)	(58.6)	1.7	(111.3)	(102.6)	(8.7)
UP&O earnings	186.6	317.0	(130.4)	296.9	467.9	(171.0)

Less:
Special items	—	—	—	—	—	—

Estimated weather	(25.9)	(26.6)	0.7	(73.4)	(67.9)	(5.5)
Tax effect of estimated weather (t)	10.0	10.2	(0.2)	28.3	26.1	2.1
Estimated weather (after-tax)	(15.9)	(16.3)	0.4	(45.1)	(41.8)	(3.3)

Customer sharing	—	(16.1)	16.1	—	(16.1)	16.1
Tax effect of customer sharing (t)	—	6.2	(6.2)	—	6.2	(6.2)
Other income tax items	0.5	132.4	(131.9)	(8.9)	138.5	(147.3)
Tax items, net of customer sharing	0.5	122.5	(122.0)	(8.9)	128.5	(137.4)

UP&O adjusted earnings	202.0	210.9	(8.9)	350.9	381.2	(30.2)

(After-tax, per share in $) (s)
Utility earnings	1.35	2.09	(0.74)	2.27	3.18	(0.91)
Parent & Other earnings (loss)	(0.32)	(0.32)	—	(0.62)	(0.57)	(0.05)
UP&O earnings	1.03	1.77	(0.74)	1.65	2.61	(0.96)

Less:
Special items	—	—	—	—	—	—
Estimated weather	(0.09)	(0.09)	—	(0.25)	(0.23)	(0.02)
Other income tax items, net of customer sharing	—	0.68	(0.68)	(0.05)	0.71	(0.76)
UP&O adjusted earnings	1.12	1.18	(0.06)	1.95	2.13	(0.18)

Calculations may differ due to rounding

(s)	Per share amounts are calculated by dividing the corresponding line item in the chart above by the diluted average number of shares of common outstanding over the period.

(t)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply to those adjustments.

Appendix C-2 provides a comparative summary of Utility operating and financial measures.

Appendix C-2: Utility Operating and Financial Measures
Second Quarter and Year-to-Date 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Second Quarter				Year-to-Date
	2017	2016	% Change	% Weather Adjusted (u)	2017	2016	% Change	% Weather Adjusted (u)
GWh billed
Residential	7,340	7,081	3.6	3.4	14,977	15,218	(1.6)	(0.8)
Commercial	6,886	6,777	1.6	1.6	13,325	13,288	0.3	—
Governmental	609	609	—	0.3	1,202	1,209	(0.5)	(0.7)
Industrial	12,209	11,509	6.1	6.1	23,326	22,564	3.4	3.4
Total retail sales	27,044	25,976	4.1	4.0	52,830	52,279	1.1	1.2
Wholesale	1,845	3,579	(48.4)		4,867	6,719	(27.5)
Total sales	28,889	29,555	(2.3)		57,697	58,998	(2.2)

Number of electric retail customers
Residential					2,470,348	2,448,934	0.9
Commercial					355,751	352,615	0.9
Governmental					17,844	17,641	1.2
Industrial					45,872	46,752	(1.9)
Total retail customers					2,889,815	2,865,942	0.8

Net revenue ($ in millions)	1,549	1,524	1.6		2,954	2,899	1.9
Non-fuel O&M per MWh	$22.28	$20.80	7.1		$21.63	$19.69	9.8

Calculations may differ due to rounding

Appendix C-3 provides a summary of Utility retail sales on a twelve-months-ended basis.

Appendix C-3: Utility Retail Sales
Twelve Months Ended June 2017 vs. June 2016
	Twelve months ended June 30
	2017	2016	% Change	% Weather Adjusted (u)
GWh billed
Residential	34,871	34,490	1.1	(0.2)
Commercial	29,234	29,011	0.8	(0.3)
Governmental	2,540	2,529	0.4	0.2
Industrial	46,501	45,802	1.5	1.5
Total retail sales	113,146	111,832	1.2	0.5

Calculations may differ due to rounding

(u)
The effects of weather were estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2017 vs. 2016
($ in millions)	Second Quarter			Year-to-Date
	2017	2016	Change	2017	2016	Change
Net income (loss)	224	251	(27)	197	330	(133)
Add back: interest expense	6	6	—	12	13	(1)
Add back: income taxes	(455)	(235)	(220)	(533)	(183)	(350)
Add back: depreciation and amortization	52	46	6	105	102	3
Subtract: interest and investment income	59	34	25	102	60	42
Add back: decommissioning expense	60	39	21	135	70	65
Adjusted EBITDA (non-GAAP)	(172)	73	(245)	(186)	272	(458)
Add back pre-tax special items for:
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	233	19	214	463	39	424
Gain on the sale of FitzPatrick	—	—	—	(16)	—	(16)
DOE litigation awards for VY and FitzPatrick	—	(34)	34	—	(34)	34
Operational adjusted EBITDA (non-GAAP)	61	58	3	261	277	(16)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Second Quarter and Year-to-Date 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Second Quarter			Year-to-Date
	2017	2016	% Change	2017	2016	% Change
Owned capacity (MW) (v)				3,962	4,880	(18.8)
GWh billed	6,019	7,866	(23.5)	14,382	17,112	(16.0)
As-reported net revenue ($ in millions)	250	293	(14.7)	744	759	(2.0)
Operational net revenue (non-GAAP) ($ in millions)	250	293	(14.7)	653	759	(14.0)

EWC Nuclear Fleet
Capacity factor	59%	76%	(22.4)	71%	83%	(14.5)
GWh billed	5,393	7,308	(26.2)	13,228	15,996	(17.3)
Production cost per MWh	$27.11	$23.06	17.6	$20.96	$22.44	(6.6)
Average energy/capacity revenue per MWh (w)	$51.76	$42.34	22.2	$53.79	$49.85	7.9
As-reported net revenue ($ in millions)	247	290	(15.0)	738	754	(2.1)
Operational net revenue (non-GAAP) ($ in millions)	246	290	(15.2)	647	754	(14.1)
Refueling outage days
FitzPatrick	—	—		42	—
Indian Point 2	—	77		—	102
Indian Point 3	47	—		66	—
Palisades	27	—		27	—
Pilgrim	43	—		43	—

(v)	FitzPatrick was sold on 3/31/17 and investments in wind generation were sold in November 2016.

(w)	Average energy and capacity revenue per MWh excluding FitzPatrick was $47.44 in second quarter 2016, $52.02 in year-to-date 2017 and $56.34 in year-to-date 2016.

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

As-reported financial measures in this table are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures in this table are non-GAAP financial measures as they are calculated using operational net income, which excludes the impact of special items.

Appendix E: GAAP and Non-GAAP Financial Measures
Second Quarter 2017 vs. 2016 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending June 30	2017	2016	Change
GAAP Measures
ROIC - as-reported	(1.9%)	2.4%	(4.3%)
ROE - as-reported	(9.8%)	1.7%	(11.5%)
Book value per share	$46.63	$54.54	($7.91)
End of period shares outstanding (millions)	179.5	178.9	0.6
Non-GAAP Measures
ROIC - operational	6.5%	7.5%	(1.0%)
ROE - operational	13.3%	14.3%	(1.0%)

As of June 30 ($ in millions)
GAAP Measures
Cash and cash equivalents	934	996	(62)
Revolver capacity	4,163	4,173	(10)
Commercial paper	1,147	853	294
Total debt	16,285	14,837	1,448
Securitization debt	602	716	(114)
Debt to capital	65.5%	59.6%	5.9%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	70	76	(6)
Leases - Entergy’s share	397	359	38
Power purchase agreements accounted for as leases	166	195	(29)
Total off-balance sheet liabilities	633	630	3
Non-GAAP Financial Measures
Debt to capital, excluding securitization debt	64.7%	58.4%	6.3%
Gross liquidity	5,097	5,169	(72)
Net debt to net capital, excluding securitization debt	63.2%	56.6%	6.6%
Parent debt to total debt, excluding securitization debt	20.5%	19.1%	1.4%
Debt to operational adjusted EBITDA, excluding securitization debt	4.6x	4.4x	0.2x
Operational FFO to debt, excluding securitization debt	15.2%	21.1%	(5.9%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures. Non-GAAP financial measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at the end of the period

EWC Operating and Financial Measures
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
GWh billed
Total number of GWh billed to customers and financially-settled instruments (does not include amounts from investment in wind generation that was accounted for under the equity method of accounting and which was sold in November 2016)

Net revenue	Operating revenue less fuel, fuel-related expenses and purchased power
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC; investment in wind generation was sold in November 2016
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Palisades (Oct. 1, 2018), Indian Point 2 (April 30, 2020) and Indian Point 3 (April 30, 2021)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Palisades (Oct. 1, 2018), Indian Point 2 (April 30, 2020) and Indian Point 3 (April 30, 2021)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Utility, Parent & Other	Combines the Utility segment with Parent & Other, which is all of Entergy excluding the EWC segment
Adjusted EPS	As-reported EPS excluding special items and normalizing weather and income taxes
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to operational adjusted EBITDA, excluding securitization debt	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Operational FFO to debt, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
AMI
ANO
APSC
ARO
CCGT
CCNO
COD
CT
DCRF
DOE
EAI
EBITDA

ELL
EMI
ENOI
ENVY
ESI
EPS
ETI
ETR
EWC
FERC
FFO
Firm LD
FitzPatrick

FRP
GAAP
Grand Gulf

Indian Point 1
Indian Point 2
Indian Point 3
IPEC
ISO
ISES

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Advanced metering infrastructure
Arkansas Nuclear One (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Combined cycle gas turbine
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.
Entergy Nuclear Vermont Yankee
Entergy Services, Inc.
Earnings per share
Entergy Texas, Inc.
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Firm liquidated damages
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by System Energy
Indian Point Energy Center Unit 1 (nuclear)
Indian Point Energy Center Unit 2 (nuclear)
Indian Point Energy Center Unit 3 (nuclear)
Indian Point Energy Center (nuclear)
Independent system operator
Independence Steam Electric Station (coal)

LPSC
LTM
Michigan PSC
MISO
Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NRC
NYISO
NYPA
NYSE
O&M
OCF
OpCo
OPEB
Palisades
PSDAR
Pilgrim
PPA

PUCT
RFP
RISEC
ROE
ROIC
RPCE
RS Cogen
RSP
S&P
SEC
SERI
SPDES
TCRF
Top Deer
Union
UP&O
VY

WACC
WQC
YOY

Louisiana Public Service Commission
Last twelve months
Michigan Public Service Commission
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Palisades Power Plant (nuclear)
Post-Shutdown Decommissioning Activities Report
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposal
Rhode Island State Energy Center (CCGT)
Return on equity
Return on invested capital
Rough production cost equalization
RS Cogen facility (CCGT cogen)
Rate Stabilization Plan (ELL Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
State Pollutant Discharge Elimination System
Transmission cost recovery factor
Top Deer Wind Ventures, LLC
Union Power Station (CCGT)
Utility, Parent & Other
Vermont Yankee Nuclear Power Station (nuclear)
Weighted-average cost of capital
Water Quality Certification
Year-over-year

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - EWC Operational Net Revenue
($ in millions except where noted)		Second Quarter		Year-to-Date
		2017	2016	2017	2016
As-reported net revenue	(A)	250	293	744	759
Special items included in net revenue:
EWC Nuclear costs associated with decisions to close or sell plants
Total special items included in net revenue	(B)	1	—	91	—
Operational net revenue (non-GAAP)	(A-B)	250	293	653	759

EWC Nuclear
As-reported EWC Nuclear net revenue	(C)	247	290	738	754
Special items included in EWC Nuclear net revenue:
EWC Nuclear costs associated with decisions to close or sell plants
Total special items included in EWC Nuclear net revenue	(D)	1	—	91	—
Operational EWC Nuclear net revenue (non-GAAP)	(C-D)	246	290	647	754

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Second Quarter
		2017	2016
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	(888)	174
Preferred dividends		15	21
Tax effected interest expense		404	404
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	(469)	599

Special items in prior quarters		(1,947)	(1,260)
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants		(151)	(12)
DOE litigation awards for VY and FitzPatrick		—	22
Total special items, rolling 12 months	(C)	(2,098)	(1,250)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense (non-GAAP)	(B-C)	1,629	1,849

Operational earnings, rolling 12 months (non-GAAP)	(A-C)	1,210	1,424

Average invested capital	(D)	24,886	24,617

Average common equity	(E)	9,064	9,958

ROIC - as-reported	(B/D)	(1.9)%	2.4%
ROIC - operational	[(B-C)/D]	6.5%	7.5%
ROE - as-reported	(A/E)	(9.8)%	1.7%
ROE - operational	[(A-C)/E]	13.3%	14.3%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA, excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt

($ in millions except where noted)		Second Quarter
		2017	2016
Total debt	(A)	16,285	14,837
Less securitization debt	(B)	602	716
Total debt, excluding securitization debt	(C)	15,683	14,121
Less cash and cash equivalents	(D)	934	996
Net debt, excluding securitization debt	(E)	14,749	13,125

Total capitalization	(F)	24,859	24,913
Less securitization debt	(B)	602	716
Total capitalization, excluding securitization debt	(G)	24,257	24,197
Less cash and cash equivalents	(D)	934	996
Net capital, excluding securitization debt	(H)	23,323	23,201

Debt to capital	(A/F)	65.5%	59.6%
Debt to capital, excluding securitization debt	(C/G)	64.7%	58.4%
Net debt to net capital, excluding securitization debt	(E/H)	63.2%	56.6%

Revolver capacity	(I)	4,163	4,173

Gross liquidity	(D+I)	5,097	5,169

Entergy Corporation notes:
Due January 2017		—	500
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	—
Total parent long-term debt	(J)	1,850	1,600
Revolver draw	(K)	225	240
Commercial paper	(L)	1,147	853
Total parent debt	(J)+(K)+(L)	3,222	2,693

Parent debt to total debt, excluding securitization debt	[((J)+(K)+(L))/(C)]	20.5%	19.1%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA, excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt (continued)

($ in millions except where noted)		Second Quarter
		2017	2016
Total debt	(A)	16,285	14,837
Less securitization debt	(B)	602	716
Total debt, excluding securitization debt	(C)	15,683	14,121
As-reported consolidated net income (loss), rolling 12 months		(873)	194
Add back (rolling 12 months):
Interest expense		657	658
Income taxes		(1,038)	(1,002)
Depreciation and amortization		1,375	1,335
Regulatory charges (credits)		(7)	185
Decommissioning expense		397	287
Subtract (rolling 12 months):
Securitization proceeds		145	137
Interest and investment income		203	158
AFUDC-equity funds used during construction		76	61
Adjusted EBITDA, rolling 12 months (non-GAAP)	(D)	87	1,301
Add back special items (rolling 12 months pre-tax):
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants		3,335	2,084
DOE litigation awards for VY and FitzPatrick		—	(34)
Top Deer investment impairment		—	37
Gain on the sale of RISEC		—	(154)
Gain on the sale of FitzPatrick		(16)	—
Operational adjusted EBITDA, rolling 12 months (non-GAAP)	(E)	3,406	3,234
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.6x	4.4x
Net cash flow provided by operating activities, rolling 12 months	(F)	2,566	3,205
AFUDC-borrowed funds used during construction, rolling 12 months	(G)	(37)	(31)
Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(33)	81
Fuel inventory		35	1
Accounts payable		139	15
Prepaid taxes and taxes accrued		(38)	108
Interest accrued		(2)	(2)
Other working capital accounts		62	(111)
Securitization regulatory charges		115	107
Total	(H)	278	199
FFO, rolling 12 months	(F)+(G)-(H)	2,251	2,975
Add back special items (rolling 12 months pre-tax):
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants		126	6
Operational FFO, rolling 12 months	(I)	2,377	2,981
Operational FFO to debt, excluding securitization debt	(I)/(C)	15.2%	21.1%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$58,359	$1,029	$7,850	$67,238
Temporary cash investments	628,213	18,850	220,194	867,257
Total cash and cash equivalents	686,572	19,879	228,044	934,495
Notes receivable	—	(531,397)	531,397	—
Accounts receivable:
Customer	493,719	—	85,955	579,674
Allowance for doubtful accounts	(12,947)	—	—	(12,947)
Associated companies	16,996	(25,059)	8,063	—
Other	119,591	—	18,694	138,285
Accrued unbilled revenues	415,424	—	—	415,424
Total accounts receivable	1,032,783	(25,059)	112,712	1,120,436
Deferred fuel costs	194,245	—	—	194,245
Fuel inventory - at average cost	169,422	—	3,965	173,387
Materials and supplies - at average cost	648,609	—	47,081	695,690
Deferred nuclear refueling outage costs	220,185	—	8,115	228,300
Prepayments and other	201,787	(9,167)	60,171	252,791
TOTAL	3,153,603	(545,744)	991,485	3,599,344

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	2,944,391	—	3,852,520	6,796,911
Non-utility property - at cost (less accumulated depreciation)	238,102	(12)	9,273	247,363
Other	449,999	—	3,706	453,705
TOTAL	5,023,278	(1,390,686)	3,865,585	7,498,177

PROPERTY, PLANT, AND EQUIPMENT

Electric	44,904,392	3,700	1,008,810	45,916,902
Property under capital lease	618,731	—	—	618,731
Natural gas	426,674	—	—	426,674
Construction work in progress	1,694,901	824	46,142	1,741,867
Nuclear fuel	821,160	—	137,030	958,190
TOTAL PROPERTY, PLANT AND EQUIPMENT	48,465,858	4,524	1,191,982	49,662,364
Less - accumulated depreciation and amortization	20,564,924	198	530,017	21,095,139
PROPERTY, PLANT AND EQUIPMENT - NET	27,900,934	4,326	661,965	28,567,225

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	769,364	—	—	769,364
Other regulatory assets	4,699,217	—	—	4,699,217
Deferred fuel costs	239,199	—	—	239,199
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	13,657	40,273	61,632	115,562
Other	90,481	7,752	43,544	141,777
TOTAL	6,186,017	48,025	108,249	6,342,291

TOTAL ASSETS	$42,263,832	($1,884,079)	$5,627,284	$46,007,037

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$632,409	$—	$70,500	$702,909
Notes payable and commercial paper:
Associated companies	—	(14,797)	14,797	—
Other	102,367	1,146,602	—	1,248,969
Account payable:
Associated companies	17,921	(31,011)	13,090	—
Other	954,871	646	210,182	1,165,699
Customer deposits	401,089	—	—	401,089
Taxes accrued	21,942	104,576	52,394	178,912
Interest accrued	156,724	26,642	(84)	183,282
Deferred fuel costs	60,687	—	—	60,687
Obligations under capital leases	2,387	—	—	2,387
Pension and other postretirement liabilities	59,051	—	13,076	72,127
Other	169,797	1,882	52,790	224,469
TOTAL	2,579,245	1,234,540	426,745	4,240,530

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,456,348	(111,572)	(1,098,164)	7,246,612
Accumulated deferred investment tax credits	221,449	—	—	221,449
Obligations under capital leases	23,179	—	—	23,179
Other regulatory liabilities	1,564,679	—	—	1,564,679
Decommissioning and retirement cost liabilities	2,927,139	—	3,191,721	6,118,860
Accumulated provisions	473,478	—	542	474,020
Pension and other postretirement liabilities	2,161,930	—	698,549	2,860,479
Long-term debt	12,245,242	2,062,517	—	14,307,759
Other	694,526	(380,936)	61,839	375,429
TOTAL	28,767,970	1,570,009	2,854,487	33,192,466

Subsidiaries' preferred stock without sinking fund	178,936	—	24,249	203,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2017	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,799,315	1,033,765	1,576,782	5,409,862
Retained earnings	6,130,928	1,877,647	367,315	8,375,890
Accumulated other comprehensive income (loss)	(123,830)	—	176,603	52,773
Less - treasury stock, at cost (75,233,350 shares in 2017)	120,000	5,350,217	—	5,470,217
TOTAL	10,737,681	(4,688,628)	2,321,803	8,370,856

TOTAL LIABILITIES AND EQUITY	$42,263,832	($1,884,079)	$5,627,284	$46,007,037

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$123,956	$939	$4,684	$129,579
Temporary cash investments	622,953	7,453	427,859	1,058,265
Total cash and cash equivalents	746,909	8,392	432,543	1,187,844
Notes receivable	—	(528,459)	528,459	—
Accounts receivable:
Customer	482,302	—	172,693	654,995
Allowance for doubtful accounts	(11,924)	—	—	(11,924)
Associated companies	22,892	(24,532)	1,640	—
Other	148,743	—	9,676	158,419
Accrued unbilled revenues	368,677	—	—	368,677
Total accounts receivable	1,010,690	(24,532)	184,009	1,170,167
Deferred fuel costs	108,465	—	—	108,465
Fuel inventory - at average cost	173,388	—	6,212	179,600
Materials and supplies - at average cost	645,682	—	52,841	698,523
Deferred nuclear refueling outage costs	128,577	—	17,644	146,221
Prepayments and other	161,495	(8,629)	40,582	193,448
TOTAL	2,975,206	(553,228)	1,262,290	3,684,268

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	2,755,937	—	2,967,960	5,723,897
Non-utility property - at cost (less accumulated depreciation)	224,148	(11)	9,504	233,641
Other	466,599	—	3,065	469,664
TOTAL	4,837,470	(1,390,685)	2,980,615	6,427,400

PROPERTY, PLANT, AND EQUIPMENT

Electric	44,173,933	3,690	1,013,593	45,191,216
Property under capital lease	619,527	—	—	619,527
Natural gas	413,224	—	—	413,224
Construction work in progress	1,334,169	631	43,380	1,378,180
Nuclear fuel	816,794	—	221,105	1,037,899
TOTAL PROPERTY, PLANT AND EQUIPMENT	47,357,647	4,321	1,278,078	48,640,046
Less - accumulated depreciation and amortization	20,290,630	197	427,812	20,718,639
PROPERTY, PLANT AND EQUIPMENT - NET	27,067,017	4,124	850,266	27,921,407

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	761,280	—	—	761,280
Other regulatory assets	4,769,913	—	—	4,769,913
Deferred fuel costs	239,100	—	—	239,100
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,415	40,309	62,161	117,885
Other	59,251	9,125	1,537,633	1,606,009
TOTAL	6,219,058	49,434	1,602,867	7,871,359

TOTAL ASSETS	$41,098,751	($1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$364,900	$—	$—	$364,900
Notes payable and commercial paper:
Associated companies	—	(15,555)	15,555	—
Other	70,686	344,325	—	415,011
Account payable:
Associated companies	24,338	(46,062)	21,724	—
Other	990,033	585	294,959	1,285,577
Customer deposits	403,311	—	—	403,311
Taxes accrued	(27,752)	126,885	81,981	181,114
Interest accrued	159,300	27,882	47	187,229
Deferred fuel costs	102,753	—	—	102,753
Obligations under capital leases	2,423	—	—	2,423
Pension and other postretirement liabilities	63,026	—	13,916	76,942
Other	138,880	1,943	40,013	180,836
TOTAL	2,291,898	440,003	468,195	3,200,096

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,132,129	8,898	(645,737)	7,495,290
Accumulated deferred investment tax credits	227,147	—	—	227,147
Obligations under capital leases	24,582	—	—	24,582
Other regulatory liabilities	1,572,929	—	—	1,572,929
Decommissioning and retirement cost liabilities	2,879,307	—	3,113,169	5,992,476
Accumulated provisions	480,474	—	1,162	481,636
Pension and other postretirement liabilities	2,299,122	—	736,888	3,036,010
Long-term debt	11,886,598	2,536,557	44,500	14,467,655
Other	686,140	(391,127)	826,606	1,121,619
TOTAL	28,188,428	2,154,328	4,076,588	34,419,344

Subsidiaries' preferred stock without sinking fund	178,936	—	24,249	203,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2016	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,799,315	953,993	1,663,937	5,417,245
Retained earnings	5,834,123	2,189,728	171,720	8,195,571
Accumulated other comprehensive income (loss)	(125,217)	—	90,246	(34,971)
Less - treasury stock, at cost (75,623,363 shares in 2016)	120,000	5,378,584	—	5,498,584
TOTAL	10,439,489	(4,484,686)	2,127,006	8,081,809

TOTAL LIABILITIES AND EQUITY	$41,098,751	$(1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,271,257	($37)	$—	$2,271,220
Natural gas	30,075	—	—	30,075
Competitive businesses	—	—	317,255	317,255
Total	2,301,332	(37)	317,255	2,618,550

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	367,422	(36)	28,561	395,947
Purchased power	377,916	37	38,544	416,497
Nuclear refueling outage expenses	34,486	—	3,802	38,288
Other operation and maintenance	609,282	6,611	204,404	820,297
Asset write-offs, impairments and related charges	—	—	193,571	193,571
Decommissioning	40,105	—	60,191	100,296
Taxes other than income taxes	134,016	393	18,855	153,264
Depreciation and amortization	297,954	443	51,931	350,328
Other regulatory charges	6,553	—	—	6,553
Total	1,867,734	7,448	599,859	2,475,041

OPERATING INCOME	433,598	(7,485)	(282,604)	143,509

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	22,376	—	—	22,376
Interest and investment income	59,927	(38,734)	58,904	80,097
Miscellaneous - net	(3,957)	(1,613)	(1,302)	(6,872)
Total	78,346	(40,347)	57,602	95,601

INTEREST EXPENSE
Interest expense	145,234	22,087	6,056	173,377
Allowance for borrowed funds used during construction	(10,523)	—	—	(10,523)
Total	134,711	22,087	6,056	162,854

INCOME BEFORE INCOME TAXES	377,233	(69,919)	(231,058)	76,256

Income taxes	130,851	(13,019)	(454,944)	(337,112)

NET INCOME	246,382	(56,900)	223,886	413,368

Preferred dividend requirements of subsidiaries	2,899	—	547	3,446

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$243,483	($56,900)	$223,339	$409,922

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.36	($0.32)	$1.24	$2.28
DILUTED	$1.35	($0.32)	$1.24	$2.27

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,475,346
DILUTED				180,234,694
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,093,357	($26)	$—	$2,093,331
Natural gas	25,121	—	—	25,121
Competitive businesses	—	—	344,110	344,110
Total	2,118,478	(26)	344,110	2,462,562

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	344,663	(26)	36,829	381,465
Purchased power	228,308	26	14,338	242,672
Nuclear refueling outage expenses	32,861	—	14,184	47,045
Other operation and maintenance	581,959	6,663	170,636	759,258
Asset write-offs, impairments and related charges	—	—	6,969	6,969
Decommissioning	37,802	—	38,823	76,625
Taxes other than income taxes	123,412	295	25,542	149,249
Depreciation and amortization	289,121	716	45,831	335,668
Other regulatory charges	21,353	—	—	21,353
Total	1,659,479	7,674	353,152	2,020,304

OPERATING INCOME	458,999	(7,700)	(9,042)	442,258

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	13,860	—	—	13,860
Interest and investment income	51,607	(38,753)	33,521	46,375
Miscellaneous - net	(3,964)	(2,187)	(2,225)	(8,377)
Total	61,503	(40,940)	31,296	51,858

INTEREST EXPENSE
Interest expense	151,102	20,094	6,435	177,631
Allowance for borrowed funds used during construction	(7,132)	—	—	(7,132)
Total	143,970	20,094	6,435	170,499

INCOME BEFORE INCOME TAXES	376,532	(68,734)	15,819	323,617

Income taxes	(3,785)	(10,133)	(235,055)	(248,973)

NET INCOME	380,317	(58,601)	250,874	572,590

Preferred dividend requirements of subsidiaries	4,729	—	547	5,276

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$375,588	($58,601)	$250,327	$567,314

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.10	($0.33)	$1.40	$3.17
DILUTED	$2.09	($0.32)	$1.39	$3.16

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,808,149
DILUTED				179,503,582
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,263,018	($58)	$—	$4,262,960
Natural gas	73,426	—	—	73,426
Competitive businesses	—	—	870,622	870,622
Total	4,336,444	(58)	870,622	5,207,008

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	763,367	(58)	50,204	813,513
Purchased power	698,211	58	75,995	774,264
Nuclear refueling outage expenses	71,063	—	9,790	80,853
Other operation and maintenance	1,176,871	11,466	499,508	1,687,845
Asset write-offs, impairments and related charges	—	—	405,362	405,362
Decommissioning	79,615	—	135,054	214,669
Taxes other than income taxes	266,639	1,202	41,775	309,616
Depreciation and amortization	592,312	757	104,524	697,593
Other regulatory credits	(78,749)	—	—	(78,749)
Total	3,569,329	13,425	1,322,212	4,904,966

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME	767,115	(13,483)	(435,320)	318,312

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	41,384	—	—	41,384
Interest and investment income	111,608	(77,004)	102,042	136,646
Miscellaneous - net	(7,725)	(2,829)	9,183	(1,371)
Total	145,267	(79,833)	111,225	176,659

INTEREST EXPENSE
Interest expense	288,599	43,370	12,497	344,466
Allowance for borrowed funds used during construction	(19,565)	—	—	(19,565)
Total	269,034	43,370	12,497	324,901

INCOME BEFORE INCOME TAXES	643,348	(136,686)	(336,592)	170,070

Income taxes	229,343	(25,412)	(533,281)	(329,350)

NET INCOME	414,005	(111,274)	196,689	499,420

Preferred dividend requirements of subsidiaries	5,798	—	1,094	6,892

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$408,207	($111,274)	$195,595	$492,528

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.28	($0.62)	$1.09	$2.75
DILUTED	$2.27	($0.62)	$1.09	$2.74

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,405,592
DILUTED				180,032,233
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,135,538	($46)	$—	$4,135,492
Natural gas	70,734	—	—	70,734
Competitive businesses	—	—	866,189	866,189
Total	4,206,272	(46)	866,189	5,072,415

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	805,632	(46)	80,846	886,432
Purchased power	478,918	46	26,031	504,996
Nuclear refueling outage expenses	65,294	—	32,982	98,276
Other operation and maintenance	1,096,108	10,764	384,303	1,491,174
Asset write-offs, impairments and related charges	—	—	14,329	14,329
Decommissioning	75,045	—	70,208	145,253
Taxes other than income taxes	248,433	811	49,783	299,027
Depreciation and amortization	567,029	973	101,937	669,939
Other regulatory charges	22,512	—	—	22,512
Total	3,358,971	12,548	760,419	4,131,938

OPERATING INCOME	847,301	(12,594)	105,770	940,477

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	32,792	—	—	32,792
Interest and investment income	96,137	(77,339)	60,330	79,128
Miscellaneous - net	(9,944)	(3,145)	(5,873)	(18,963)
Total	118,985	(80,484)	54,457	92,957

INTEREST EXPENSE
Interest expense	299,080	39,825	12,538	351,442
Allowance for borrowed funds used during construction	(16,813)	—	—	(16,813)
Total	282,267	39,825	12,538	334,629

INCOME BEFORE INCOME TAXES	684,019	(132,903)	147,689	698,805

Income taxes	104,051	(30,337)	(182,741)	(109,027)

NET INCOME	579,968	(102,566)	330,430	807,832

Preferred dividend requirements of subsidiaries	9,458	—	1,094	10,552

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$570,510	($102,566)	$329,336	$797,280

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.19	($0.57)	$1.84	$4.46
DILUTED	$3.18	($0.57)	$1.84	$4.45

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,693,342
DILUTED				179,233,209
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,994,239	($112)	$—	$8,994,127
Natural gas	132,040	—	—	132,040
Competitive businesses	—	—	1,854,071	1,854,071
Total	9,126,279	(112)	1,854,071	10,980,238

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,521,687	(112)	214,706	1,736,281
Purchased power	1,377,790	112	111,893	1,489,795
Nuclear refueling outage expenses	133,293	—	57,962	191,255
Other operation and maintenance	2,440,575	22,961	1,029,848	3,493,384
Asset write-offs, impairments and related charges	—	—	3,226,669	3,226,669
Decommissioning	156,925	—	239,917	396,842
Taxes other than income taxes	515,715	1,109	86,267	603,091
Depreciation and amortization	1,170,971	1,430	202,438	1,374,840
Other regulatory credits	(7,019)	—	—	(7,019)
Total	7,309,937	25,500	5,169,700	12,505,138

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME (LOSS)	1,816,342	(25,612)	(3,299,359)	(1,508,630)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	76,155	—	—	76,155
Interest and investment income	205,464	(152,998)	150,178	202,645
Miscellaneous - net	(18,798)	(7,557)	2,330	(24,025)
Total	262,821	(160,555)	152,508	254,775

INTEREST EXPENSE
Interest expense	581,240	89,512	22,817	693,569
Allowance for borrowed funds used during construction	(36,927)	—	—	(36,927)
Total	544,313	89,512	22,817	656,642

INCOME (LOSS) BEFORE INCOME TAXES	1,534,850	(275,679)	(3,169,668)	(1,910,497)

Income taxes	549,681	(44,460)	(1,542,803)	(1,037,582)

NET INCOME (LOSS)	985,169	(231,219)	(1,626,865)	(872,915)

Preferred dividend requirements of subsidiaries	13,267	—	2,188	15,455

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$971,902	($231,219)	($1,629,053)	($888,370)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$5.40	($1.29)	($9.05)	($4.94)
DILUTED	$5.40	($1.29)	($9.05)	($4.94)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,009,482
DILUTED				180,009,482
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,980,111	($78)	$—	$8,980,033
Natural gas	126,192	—	—	126,192
Competitive businesses	—	—	1,846,120	1,846,120
Total	9,106,303	(78)	1,846,120	10,952,345

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,939,113	(78)	219,412	2,158,447
Purchased power	1,152,462	82	78,306	1,230,850
Nuclear refueling outage expenses	123,292	—	94,302	217,594
Other operation and maintenance	2,371,890	17,219	859,063	3,248,172
Asset write-offs, impairments and related charges	68,672	—	2,050,563	2,119,235
Decommissioning	147,542	—	139,254	286,796
Taxes other than income taxes	503,424	939	100,185	604,548
Depreciation and amortization	1,117,911	2,093	214,871	1,334,875
Other regulatory charges	184,705	—	—	184,705
Total	7,609,011	20,255	3,755,956	11,385,222

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME (LOSS)	1,497,292	(20,333)	(1,755,799)	(278,840)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	60,987	—	—	60,987
Interest and investment income	191,943	(156,138)	122,546	158,351
Miscellaneous - net	(24,707)	(11,262)	(54,227)	(90,196)
Total	228,223	(167,400)	68,319	129,142

INTEREST EXPENSE
Interest expense	582,331	79,405	27,605	689,341
Allowance for borrowed funds used during construction	(31,279)	—	—	(31,279)
Total	551,052	79,405	27,605	658,062

INCOME (LOSS) BEFORE INCOME TAXES	1,174,463	(267,138)	(1,715,085)	(807,760)

Income taxes	(88,235)	(54,000)	(859,972)	(1,002,207)

NET INCOME	1,262,698	(213,138)	(855,113)	194,447

Preferred dividend requirements of subsidiaries	18,434	—	2,188	20,622

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,244,264	($213,138)	($857,301)	$173,825

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$6.96	($1.19)	($4.80)	$0.97
DILUTED	$6.94	($1.19)	($4.78)	$0.97

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,731,731
DILUTED				179,330,664
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income	$413,368	$572,590	($159,222)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	511,298	512,505	(1,207)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(340,724)	(245,441)	(95,283)
Asset write-offs, impairments and related charges	75,802	6,969	68,833
Changes in working capital:
Receivables	(150,110)	(134,205)	(15,905)
Fuel inventory	(252)	18,675	(18,927)
Accounts payable	57,369	112,776	(55,407)
Prepaid taxes and taxes accrued	56,630	23,052	33,578
Interest accrued	9,974	17,992	(8,018)
Deferred fuel costs	(120,556)	(93,809)	(26,747)
Other working capital accounts	(84,181)	(26,638)	(57,543)
Changes in provisions for estimated losses	(3,309)	5,501	(8,810)
Changes in other regulatory assets	15,115	53,653	(38,538)
Changes in other regulatory liabilities	10,074	51,770	(41,696)
Changes in pensions and other postretirement liabilities	(93,916)	(79,810)	(14,106)
Other	(66,292)	(76,321)	10,029
Net cash flow provided by operating activities	290,290	719,259	(428,969)
INVESTING ACTIVITIES
Construction/capital expenditures	(925,264)	(658,487)	(266,777)
Allowance for equity funds used during construction	22,623	14,045	8,578
Nuclear fuel purchases	(72,143)	(38,288)	(33,855)
Payment for purchase of plant	—	(125)	125
Insurance proceeds received for property damages	5,248	—	5,248
Changes in securitization account	10,991	14,638	(3,647)
Payments to storm reserve escrow account	(644)	(438)	(206)
Decrease in other investments	12,082	196,566	(184,484)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	89,407	(89,407)
Proceeds from nuclear decommissioning trust fund sales	948,948	503,258	445,690
Investment in nuclear decommissioning trust funds	(960,245)	(508,787)	(451,458)
Net cash flow used in investing activities	(958,404)	(388,211)	(570,193)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	800,331	986,960	(186,629)
Treasury stock	5,371	11,068	(5,697)
Retirement of long-term debt	(54,647)	(1,516,526)	1,461,879
Changes in credit borrowings and commercial paper - net	(74,421)	258,810	(333,231)
Other	2,495	(9,632)	12,127
Dividends paid:
Common stock	(156,136)	(152,004)	(4,132)
Preferred stock	(3,446)	(5,276)	1,830
Net cash flow provided by (used in) financing activities	519,547	(426,600)	946,147
Net decrease in cash and cash equivalents	(148,567)	(95,552)	(53,015)
Cash and cash equivalents at beginning of period	1,083,062	1,091,651	(8,589)
Cash and cash equivalents at end of period	$934,495	$996,099	($61,604)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$156,421	$159,439	($3,018)
Income taxes	$3,371	$58,225	($54,854)

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income	$499,420	$807,832	($308,412)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,042,671	1,012,753	29,918
Deferred income taxes, investment tax credits, and non-current taxes accrued	(324,227)	(170,026)	(154,201)
Asset write-offs, impairments and related charges	220,828	14,329	206,499
Gain on sale of assets	(16,270)	—	(16,270)
Changes in working capital:
Receivables	6,091	(57,673)	63,764
Fuel inventory	6,213	9,586	(3,373)
Accounts payable	9,687	45,412	(35,725)
Prepaid taxes and taxes accrued	(2,202)	7,056	(9,258)
Interest accrued	(3,947)	(9,543)	5,596
Deferred fuel costs	(127,945)	3,757	(131,702)
Other working capital accounts	(91,505)	(121,929)	30,424
Changes in provisions for estimated losses	(7,340)	1,533	(8,873)
Changes in other regulatory assets	62,612	109,700	(47,088)
Changes in other regulatory liabilities	(8,250)	70,505	(78,755)
Changes in pensions and other postretirement liabilities	(180,346)	(168,856)	(11,490)
Other	(265,807)	(302,356)	36,549
Net cash flow provided by operating activities	819,683	1,252,080	(432,397)
INVESTING ACTIVITIES
Construction/capital expenditures	(1,719,712)	(1,294,498)	(425,214)
Allowance for equity funds used during construction	41,877	33,152	8,725
Nuclear fuel purchases	(209,756)	(124,107)	(85,649)
Payment for purchase of plant	—	(947,903)	947,903
Proceeds from sale of assets	100,000	—	100,000
Insurance proceeds received for property damages	26,157	—	26,157
Changes in securitization account	10,028	13,239	(3,211)
Payments to storm reserve escrow account	(1,124)	(805)	(319)
Receipts from storm reserve escrow account	8,836	—	8,836
Decrease in other investments	1,705	57	1,648
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	25,493	89,407	(63,914)
Proceeds from nuclear decommissioning trust fund sales	1,462,698	1,232,672	230,026
Investment in nuclear decommissioning trust funds	(1,516,406)	(1,267,452)	(248,954)
Net cash flow used in investing activities	(1,770,204)	(2,266,238)	496,034
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,036,529	3,856,768	(2,820,239)
Treasury stock	7,819	16,855	(9,036)
Retirement of long-term debt	(866,337)	(3,420,196)	2,553,859
Changes in credit borrowings and commercial paper - net	833,957	530,540	303,417
Other	4,305	(10,276)	14,581
Dividends paid:
Common stock	(312,209)	(303,843)	(8,366)
Preferred stock	(6,892)	(10,552)	3,660
Net cash flow provided by financing activities	697,172	659,296	37,876
Net decrease in cash and cash equivalents	(253,349)	(354,862)	101,513
Cash and cash equivalents at beginning of period	1,187,844	1,350,961	(163,117)
Cash and cash equivalents at end of period	$934,495	$996,099	($61,604)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$334,555	$410,744	($76,189)
Income taxes	($14,673)	$84,607	($99,280)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2017 vs. 2016
(Dollars in thousands)
(Unaudited)
	2017	2016	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	($872,915)	$194,447	($1,067,362)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,153,209	2,060,101	93,108
Deferred income taxes, investment tax credits, and non-current taxes accrued	(990,458)	(1,170,382)	179,924
Asset write-offs, impairments and related charges	3,042,136	2,119,235	922,901
Gain on sale of asset	(16,270)	(154,037)	137,767
Changes in working capital:
Receivables	(33,211)	80,647	(113,858)
Fuel inventory	34,837	958	33,879
Accounts payable	138,696	14,796	123,900
Prepaid taxes and taxes accrued	(38,221)	108,052	(146,273)
Interest accrued	(1,739)	(2,004)	265
Deferred fuel costs	(373,598)	230,033	(603,631)
Other working capital accounts	61,621	(111,484)	173,105
Changes in provisions for estimated losses	12,032	51,086	(39,054)
Changes in other regulatory assets	(95,557)	247,232	(342,789)
Changes in other regulatory liabilities	79,276	146,805	(67,529)
Changes in pensions and other postretirement liabilities	(148,409)	(498,378)	349,969
Other	(385,127)	(112,204)	(272,923)
Net cash flow provided by operating activities	2,566,302	3,204,903	(638,601)
INVESTING ACTIVITIES
Construction/capital expenditures	(3,205,436)	(2,699,432)	(506,004)
Allowance for equity funds used during construction	77,070	61,622	15,448
Nuclear fuel purchases	(400,355)	(452,007)	51,652
Payment for purchase of plant	(1,426)	(947,903)	946,477
Proceeds from sale of assets	100,000	487,406	(387,406)
Insurance proceeds received for property damages	47,125	11,654	35,471
Changes in securitization account	796	829	(33)
Payments to storm reserve escrow account	(1,863)	(66,279)	64,416
Receipts from storm reserve escrow account	8,836	5,916	2,920
Decrease in other investments	10,703	54,650	(43,947)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	105,171	107,703	(2,532)
Proceeds from nuclear decommissioning trust fund sales	2,638,946	2,776,306	(137,360)
Investment in nuclear decommissioning trust funds	(2,733,581)	(2,845,394)	111,813
Net cash flow used in investing activities	(3,354,014)	(3,504,929)	150,915
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,980,319	6,493,323	(2,513,004)
Preferred stock of subsidiary	—	107,426	(107,426)
Treasury stock	24,078	17,324	6,754
Retirement of long-term debt	(2,757,465)	(5,497,056)	2,739,591
Repurchase of common stock	—	(74,729)	74,729
Repurchase / redemption of preferred stock	(115,283)	(94,285)	(20,998)
Changes in credit borrowings and commercial paper - net	224,080	84,915	139,165
Other	7,709	(26,131)	33,840
Dividends paid:
Common stock	(620,201)	(604,481)	(15,720)
Preferred stock	(17,129)	(20,551)	3,422
Net cash flow provided by financing activities	726,108	385,755	340,353
Net increase (decrease) in cash and cash equivalents	(61,604)	85,729	(147,333)
Cash and cash equivalents at beginning of period	996,099	910,370	85,729
Cash and cash equivalents at end of period	$934,495	$996,099	($61,604)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$670,590	$733,381	($62,791)
Income taxes	($3,963)	$97,429	($101,392)